Exhibit 99.1

REPAY Announces the Acquisition of APS Payments

October 14, 2019 04:05 PM Eastern Daylight Time

ATLANTA--(BUSINESS WIRE)--Repay Holdings Corporation (NASDAQ: RPAY) (“REPAY”), a leading provider of vertically-integrated payment solutions, today announced the acquisition of APS Payments (“APS”) for $60 million, of which $30 million was paid at closing. The remaining $30 million may become payable upon the achievement of performance growth targets. The closing of the acquisition was financed with a combination of cash on hand and proceeds from borrowings under REPAY’s existing credit facility.

APS, founded in 2008 and headquartered in Mesa, AZ, is an integrated payments provider focused on the B2B vertical. APS goes to market in the B2B vertical through key integrations with leading ERP platforms.

“APS fits our M&A strategy of acquiring high growth businesses with attractive margins, a strong existing distribution model, and technology enhancement opportunities – operating in large, fast growing addressable markets. In addition, APS provides us with end market diversification and organic growth opportunities, which we believe will help drive shareholder value,” said John Morris, CEO of REPAY. “We are thrilled to welcome the APS team into the REPAY family and look forward to working together to grow B2B electronic payments, as businesses continue to implement new payment technology.”

“We are thrilled to welcome the APS team into the REPAY family and look forward to working together to grow B2B electronic payments, as businesses continue to implement new payment technology.”

“Our mission has been to create highly robust, yet easy to use, payment solutions for our clients. We believe joining the REPAY team will enable us to advance that mission and capitalize on the on-going growth in B2B electronic payments, as businesses continue to implement new payment technology and move away from issuing and accepting paper checks,” said David Ford, CEO of APS.

Transaction Details

●	REPAY acquired APS for $60 million

○	$30 million was paid at closing

○	Up to $30 million may be payable through performance based earn outs, based on APS’ performance for the 12-month periods ending December 2019, June 2020, and December 2020

●	APS’ estimated full year 2019 metrics

○	Payment Card Volume – approximately $2 billion

○	Gross Profit – approximately $11 million

○	Adjusted EBITDA – approximately $6.5 million (includes $0.5 million of pro forma transaction processing cost synergies)

●	The closing of the acquisition was financed with a combination of cash on hand and borrowings under REPAY’s existing credit facility

●	Combined net leverage is expected to approximate 3.5x on a post-transaction basis[1]

Strategic Rationale

●	Organic Growth Opportunities

○	New vertical expansion and diversification into the +trillion dollar B2B market

○	APS is capitalizing on the on-going growth in B2B electronic payments, as businesses continue to move away from issuing and accepting paper checks

○	Large merchants, high volumes, large average ticket sizes, and low attrition rates characterize the B2B space, relative to most payment end markets

●	Opportunity to Leverage REPAY’s Technology Capabilities

○	APS’ technology infrastructure closely resembles that of businesses REPAY has acquired in the past; we understand how to successfully integrate and enhance these types of assets

○	Migration to REPAY’s technology platform and acceleration of ERP software integrations expected to result in substantial end market expansion

●	Shareholder Value Creation

○	The acquisition is immediately accretive to earnings

1 Calculated based on the estimated twelve months ending December 31, 2019 pro forma Adjusted EBITDA of REPAY, TriSource, and APS on a combined basis, after giving effect to new borrowings under the existing credit facility and assuming that all cash and cash equivalents, on a combined basis, offset REPAY’s post-transaction indebtedness.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding REPAY’s industry and market sizes, future opportunities for REPAY, as well as the APS estimated full year performance metrics. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed in prior reports filed with the U.S. Securities and Exchange Commission and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: a delay or failure to integrate and realize the benefits of the APS acquisition and any difficulties associated with marketing products and services in the B2B vertical market in which REPAY does not have any experience; a delay or failure to integrate and realize the benefits of the TriSource acquisition and any difficulties associated with marketing products and services in the back-end processing market in which REPAY does not have prior experience; changes in the payment processing market in which REPAY competes, including with respect to its competitive landscape, technology evolution or regulatory changes; changes in the vertical markets that REPAY targets; risks relating to REPAY’s relationships within the payment ecosystem; the risk that REPAY may not be able to execute its growth strategies, including identifying and executing acquisitions; risks relating to data security; changes in accounting policies applicable to REPAY; and the risk that REPAY may not be able to develop and maintain effective internal controls.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about REPAY or the date of such information in the case of information from persons other than REPAY, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding REPAY’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Annualized, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

About REPAY

REPAY provides integrated payment processing solutions to verticals that have specific transaction processing and technology needs. REPAY’s proprietary, integrated payment technology platform reduces the complexity and enhances the experience of electronic payments.

Contacts

Investor Relations Contact for REPAY:
repayIR@icrinc.com

Media Relations Contact for REPAY:
Kristen Hoyman
(404) 637-1665
khoyman@repay.com